Exhibit 99.1

IKON Office Solutions to Host Live Webcast of Investor Conference on November 29, 2005

Malvern, Pa. – November 16, 2005 – IKON Office Solutions (NYSE:IKN), the world’s largest independent channel for document management systems and services, will host a live webcast of its fiscal year 2006 Investor Conference on Tuesday, November 29, 2005.

WHAT: WHEN: WHERE:	IKON Office Solutions 2006 Investor Analyst Conference

Tuesday, November 29, 2006, at 9:00 a.m. ET

http://www.shareholder.com/ikon/MediaRegister.cfm?MediaID=17597 (or www.ikon.com, Investor Relations, Calendar & Presentations)

During the conference, IKON’s senior leaders will provide information about the company’s business and financial outlook. Speakers will be webcast from 9:00 a.m. to 11:30 a.m. ET. A complete replay will be available for 90 days on IKON’s Investor Relations homepage beginning approximately two hours after the webcast ends.

About IKON

IKON Office Solutions, Inc. (www.ikon.com), the world’s largest independent channel for copier, printer and MFP technologies, delivers integrated document management solutions and systems, enabling customers worldwide to improve document workflow and increase efficiency. IKON integrates best-in-class systems from leading manufacturers, such as Canon, Ricoh, Konica Minolta, EFI and HP, and document management software from companies like Captaris, Kofax and others, to deliver tailored, high-value solutions implemented and supported by its global services organization—IKON Enterprise Services. With fiscal year 2005 revenue of $4.4 billion, IKON has approximately 26,000 employees in 450 locations throughout North America and Western Europe.

(FIKN)

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